April 29, 2020	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Kristina Waugh, 727.567.7654
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL REPORTS SECOND QUARTER
FISCAL YEAR 2020 RESULTS

•	Record quarterly net revenues of $2.07 billion, up 11% over the prior year’s fiscal second quarter and 3% over the preceding quarter

•
Quarterly net income of $169 million, or $1.20 per diluted share, down 35% compared to net income in the prior year’s fiscal second quarter and 37% compared to the preceding quarter, primarily due to the bank loan loss provision of $109 million

•	Record quarterly net revenues and pre-tax income in the Private Client Group segment

•	Record number of Private Client Group financial advisors of 8,148, net increases of 286 over March 2019 and 88 over December 2019

•	Record clients’ domestic cash sweep balances of $52.9 billion, up 27% over the prior year’s fiscal second quarter and 34% over the preceding quarter

•
Ended the quarter with capital ratios well in excess of regulatory requirements and substantial liquidity with nearly $2 billion(1) of cash at the parent company, which included the proceeds of a $500 million 10-year senior notes issuance in March

ST. PETERSBURG, Fla - Raymond James Financial, Inc. (NYSE: RJF) today reported net revenues of $2.07 billion and net income of $169 million, or $1.20 per diluted share, for the fiscal second quarter ended March 31, 2020. Growth of net revenues was largely driven by higher asset management and related administrative fees, which were primarily based on the then-record Private Client Group assets in fee-based accounts billed at the beginning of the quarter, and higher brokerage revenues in the Private Client Group and Capital Markets segments. Quarterly net revenues were negatively impacted by valuation losses on private equity investments and lower Raymond James Bank Deposit Program (“RJBDP”) fees from third-party banks and net interest income due to lower short-term interest rates.

Pre-tax income declined 31% compared to the prior year’s fiscal second quarter and 33% compared to the preceding quarter, primarily due to a significant increase in the bank loan loss provision. Despite a decline in nonperforming assets and no net charge-offs during the quarter, the quarterly bank loan loss provision increased to $109 million, reflecting an increase in the allowance for loan losses in response to the rapid and widespread economic deterioration caused by COVID-19.

For the first six months of the fiscal year, record net revenues of $4.08 billion increased 8% and earnings per diluted share of $3.09 declined 12% compared to the first half of fiscal 2019. All four core operating segments generated record net revenues during the first six months of the fiscal year.

“First and foremost, our top priority during the COVID-19 crisis is the health and safety of our associates and advisors. I am extremely proud of our team for quickly transitioning to our business continuity protocols and providing excellent, continuous service to clients during these challenging times,” said Chairman and CEO Paul Reilly. “Our solid financial performance during a tumultuous quarter highlights the resiliency of our diversified and client-focused business model. While economic deterioration, declines in the equity markets and lower short-term interest rates are expected to negatively impact our financial results, we are well positioned for the long term with very strong levels of capital and liquidity.”

Please refer to the footnotes at the end of this press release for additional information.

Segment Results

Private Client Group

•	Record quarterly net revenues of $1.50 billion, up 18% over the prior year’s fiscal second quarter and 6% over the preceding quarter

•	Record quarterly pre-tax income of $170 million, up 29% over the prior year’s fiscal second quarter and 11% over the preceding quarter

•	Record number of Private Client Group financial advisors of 8,148, net increases of 286 over March 2019 and 88 over December 2019

•	Record clients’ domestic cash sweep balances of $52.9 billion, up 27% over the prior year’s fiscal second quarter and 34% over the preceding quarter

•	Private Client Group assets under administration of $734.0 billion, down 3% compared to March 2019 and 14% compared to December 2019

•	Private Client Group assets in fee-based accounts of $383.5 billion, up 1% over March 2019 and down 14% compared to December 2019

Record quarterly net revenues were largely attributable to higher asset management and related administrative fees, as well as higher brokerage revenues as trading volumes spiked due to market volatility in March. As assets in fee-based accounts are billed primarily on balances at the beginning of the quarter, the 14% sequential decline of these assets during the quarter will negatively impact asset management fees in the fiscal third quarter.

As market volatility and steep declines in the equity markets in March led to clients shifting assets to cash, clients’ domestic cash sweep balances increased substantially to $52.9 billion, an increase of 27% over March 2019 and 34% over December 2019. While these balances reached record levels, the spreads earned on cash balances have been negatively impacted by the Federal Reserve’s rate cuts.

“I am proud of our associates and advisors for their remarkable response during this time of extreme market volatility and economic turmoil,” said Reilly. “Supported by a robust technology platform, advisors and support associates were able to transition to working remotely and provide continued service for their clients. Our financial advisor recruiting pipeline remains strong despite an initial pause in activity given nationwide shelter-in-place orders, but we are now leveraging virtual capabilities to resume critical parts of the recruiting process such as home office visits and advisor transitions.”

Capital Markets

•	Quarterly net revenues of $290 million, up 5% over the prior year’s fiscal second quarter and 8% over the preceding quarter

•	Quarterly pre-tax income of $28 million, down 32% compared to the prior year’s fiscal second quarter and 3% compared to the preceding quarter

•	Quarterly brokerage revenues of $130 million, up 26% over the prior year’s fiscal second quarter and 13% over the preceding quarter

•	Quarterly investment banking revenues of $137 million, down 12% compared to the prior year’s fiscal second quarter and up 5% over the preceding quarter

The year-over-year increase in quarterly net revenues was primarily driven by increases in institutional fixed income and equity brokerage revenues and equity underwriting revenues, which more than offset lower M&A revenues. Net revenues increased from the preceding quarter, primarily due to higher brokerage revenues and M&A revenues.

“Higher client trading activity drove strong brokerage revenues as market volatility surged in March,” said Reilly. “While quarterly investment banking revenues were solid and the pipeline remains healthy, we expect the near-term results to be negatively impacted by economic deterioration and uncertainty as a result of COVID-19.”

Please refer to the footnotes at the end of this press release for additional information.

Asset Management

•	Quarterly net revenues of $184 million, up 14% over the prior year’s fiscal second quarter and flat compared to the preceding quarter

•	Quarterly pre-tax income of $73 million, up 33% over the prior year’s fiscal second quarter and flat compared to the preceding quarter

Financial assets under management of $128.2 billion declined 7% compared to March 2019 and 15% compared to December 2019. The decline in financial assets under management was primarily attributable to the decline in the equity markets, as the S&P 500 index declined 20% during the quarter, as well as net outflows for Carillon Tower Advisers.

Raymond James Bank

•	Quarterly net revenues of $210 million, down 1% compared to the prior year’s fiscal second quarter and 3% compared to the preceding quarter

•	Quarterly pre-tax income of $14 million, down 90% compared to both the prior year’s fiscal second quarter and the preceding quarter, primarily due to a higher loan loss provision

•	Record net loans of $21.8 billion, up 8% over March 2019 and 2% over December 2019

•	Net interest margin (“NIM”) of 3.02% for the quarter, down 33 basis points compared to the prior year’s fiscal second quarter and 21 basis points compared to the preceding quarter

Net revenues for the second quarter declined 1% compared to the prior year’s fiscal second quarter and 3% compared to the preceding quarter as higher loan balances were offset by a lower net interest margin. The Bank’s NIM declined 21 basis points during the quarter to 3.02%, and further compression is expected due to the Federal Reserve’s rate cuts in March. Despite a decline in nonperforming assets and no net charge-offs during the quarter, the quarterly bank loan loss provision increased to $109 million, reflecting an increase in the allowance for loan losses in response to the rapid and widespread economic deterioration caused by COVID-19. Allowance for loan losses as a percent of total loans increased to 1.47% from 1.01% in the preceding quarter.

“The loan portfolio continued to perform well during the quarter, but as the COVID-19 crisis caused economic conditions to worsen, we increased loan loss reserves,” said Reilly. “If economic conditions continue to deteriorate, we expect to continue adding to the allowance for loan losses.”

Other

The Other segment included valuation losses associated with private equity investments of $39 million during the quarter, of which $22 million is attributable to noncontrolling interests and is presented as an offset in other expense. These adjustments had a negative impact of over 125 basis points to the total compensation ratio, as there is no direct compensation associated with private equity valuation adjustments.

The effective tax rate for the quarter of 29.3% was elevated, primarily due to the unfavorable impact of nondeductible valuation losses associated with the corporate-owned life insurance portfolio during the quarter.

During the fiscal second quarter, the firm repurchased approximately 2.5 million shares of common stock for nearly $202 million at an average price of approximately $79.00 per share. Due to the COVID-19 crisis, share buybacks have been suspended since mid-March and, as of quarter-end, $537 million remained available under the Board’s previously-disclosed repurchase authorization. At the end of the quarter, the total capital ratio was 25.3% and the tier 1 leverage ratio was 14.2%, well above the regulatory requirements.

The firm ended the quarter with nearly $2 billion(1) of cash at the parent company, which included the proceeds of a $500 million 10-year senior notes issuance in March. Additionally, a $500 million unsecured, committed revolving credit facility remains undrawn, providing additional liquidity flexibility.

Please refer to the footnotes at the end of this press release for additional information.

A conference call to discuss the results will take place tomorrow morning, Thursday, April 30, at 8:15 a.m. ET. The live audio webcast and the presentation which management will review on the call will be available at www.raymondjames.com/investor-relations/financial-information/quarterly-earnings. For a listen-only connection to the conference call, please dial: 877-671-8037 (conference code: 9419796). An audio replay of the call will be available at the same location until July 22, 2020.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 8,100 financial advisors. Total client assets are $774 billion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation, regulatory developments, and general economic conditions. In addition, words such as “expects,” and future or conditional verbs such as “will,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC. Second Quarter Fiscal 2020	Selected Financial Highlights (Unaudited)

Summary results of operations

	Three months ended			% change from
$ in millions, except per share amounts	March 31, 2020	March 31, 2019	December 31, 2019	March 31, 2019	December 31, 2019
Net revenues	$2,068	$1,859	$2,009	11%	3%
Pre-tax income	$239	$347	$359	(31)%	(33)%
Net income	$169	$261	$268	(35)%	(37)%

Earnings per common share: (2)
Basic	$1.22	$1.85	$1.93	(34)%	(37)%
Diluted	$1.20	$1.81	$1.89	(34)%	(37)%

	Six months ended
$ in millions, except per share amounts	March 31, 2020	March 31, 2019	% change
Net revenues	$4,077	$3,790	8%
Pre-tax income	$598	$679	(12)%
Net income	$437	$510	(14)%

Earnings per common share: (2)
Basic	$3.15	$3.58	(12)%
Diluted	$3.09	$3.51	(12)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Second Quarter Fiscal 2020

Consolidated Statements of Income (Unaudited)

	Three months ended			% change from
in millions, except per share amounts	March 31, 2020	March 31, 2019	December 31, 2019	March 31, 2019	December 31, 2019
Revenues:
Asset management and related administrative fees	$1,006	$783	$955	28%	5%
Brokerage revenues:
Securities commissions	410	349	363	17%	13%
Principal transactions	105	93	97	13%	8%
Total brokerage revenues	515	442	460	17%	12%
Account and service fees	172	191	178	(10)%	(3)%
Investment banking	148	163	141	(9)%	5%
Interest income	285	324	297	(12)%	(4)%
Other (3)	(15)	31	29	NM	NM
Total revenues	2,111	1,934	2,060	9%	2%
Interest expense	(43)	(75)	(51)	(43)%	(16)%
Net revenues	2,068	1,859	2,009	11%	3%
Non-interest expenses:
Compensation, commissions and benefits	1,422	1,225	1,351	16%	5%
Non-compensation expenses:
Communications and information processing	99	94	94	5%	5%
Occupancy and equipment	56	53	57	6%	(2)%
Business development	41	41	44	—	(7)%
Investment sub-advisory fees	26	22	26	18%	—
Professional fees	23	17	21	35%	10%
Bank loan loss provision/(benefit)	109	5	(2)	2,080%	NM
Other (3) (4)	53	55	59	(4)%	(10)%
Total non-compensation expenses	407	287	299	42%	36%
Total non-interest expenses	1,829	1,512	1,650	21%	11%
Pre-tax income	239	347	359	(31)%	(33)%
Provision for income taxes	70	86	91	(19)%	(23)%
Net income	$169	$261	$268	(35)%	(37)%

Earnings per common share – basic (2)	$1.22	$1.85	$1.93	(34)%	(37)%
Earnings per common share – diluted (2)	$1.20	$1.81	$1.89	(34)%	(37)%
Weighted-average common shares outstanding – basic	138.4	140.8	138.3	(2)%	—
Weighted-average common and common equivalent shares outstanding – diluted	141.1	143.9	141.5	(2)%	—

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Second Quarter Fiscal 2020

Consolidated Statements of Income (Unaudited)

	Six months ended
in millions, except per share amounts	March 31, 2020	March 31, 2019	% change
Revenues:
Asset management and related administrative fees	$1,961	$1,648	19%
Brokerage revenues:
Securities commissions	773	737	5%
Principal transactions	202	169	20%
Total brokerage revenues	975	906	8%
Account and service fees	350	376	(7)%
Investment banking	289	300	(4)%
Interest income	582	640	(9)%
Other (3)	14	68	(79)%
Total revenues	4,171	3,938	6%
Interest expense	(94)	(148)	(36)%
Net revenues	4,077	3,790	8%
Non-interest expenses:
Compensation, commissions and benefits	2,773	2,490	11%
Non-compensation expenses:
Communications and information processing	193	186	4%
Occupancy and equipment	113	104	9%
Business development	85	84	1%
Investment sub-advisory fees	52	46	13%
Professional fees	44	39	13%
Bank loan loss provision	107	21	410%
Acquisition and disposition-related expenses (5)	—	15	(100)%
Other (3) (4)	112	126	(11)%
Total non-compensation expenses	706	621	14%
Total non-interest expenses	3,479	3,111	12%
Pre-tax income	598	679	(12)%
Provision for income taxes	161	169	(5)%
Net income	$437	$510	(14)%

Earnings per common share – basic (2)	$3.15	$3.58	(12)%
Earnings per common share – diluted (2)	$3.09	$3.51	(12)%
Weighted-average common shares outstanding – basic	138.4	142.5	(3)%
Weighted-average common and common equivalent shares outstanding – diluted	141.3	145.4	(3)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Selected Key Metrics
Second Quarter Fiscal 2020	(Unaudited)

	As of				% change from
Total company ($ in millions, except per share amounts)	March 31, 2020		March 31, 2019	December 31, 2019	March 31, 2019	December 31, 2019
Total assets	$49,809		$38,176	$40,154	30%	24%
Total equity attributable to Raymond James Financial, Inc.	$6,798		$6,366	$6,842	7%	(1)%
Book value per share (6)	$49.69		$45.34	$49.26	10%	1%
Tangible book value per share (6) (7)	$45.50		$41.10	$45.10	11%	1%

Capital ratios:
Tier 1 capital	24.1%	(8)	24.3%	24.8%
Total capital	25.3%	(8)	25.3%	25.7%
Tier 1 leverage	14.2%	(8)	15.1%	15.8%

	Three months ended			Six months ended
	March 31, 2020	March 31, 2019	December 31, 2019	March 31, 2020	March 31, 2019
Return on equity (9)	9.9%	16.7%	16.0%	13.0%	16.2%
Return on tangible common equity (7) (9)	10.8%	18.5%	17.5%	14.2%	17.9%
Pre-tax margin (10)	11.6%	18.7%	17.9%	14.7%	17.9%
Total compensation ratio (11)	68.8%	65.9%	67.2%	68.0%	65.7%
Effective tax rate	29.3%	25.4%	25.3%	26.9%	25.4%

Client asset metrics ($ in billions)	As of			% change from
	March 31, 2020	March 31, 2019	December 31, 2019	March 31, 2019	December 31, 2019
Client assets under administration	$773.9	$796.0	$896.0	(3)%	(14)%
Private Client Group assets under administration	$734.0	$760.0	$855.2	(3)%	(14)%
Private Client Group assets in fee-based accounts	$383.5	$378.4	$444.2	1%	(14)%
Financial assets under management	$128.2	$138.5	$151.7	(7)%	(15)%

Clients’ domestic cash sweep balances ($ in millions)	As of			% change from
	March 31, 2020	March 31, 2019	December 31, 2019	March 31, 2019	December 31, 2019
Raymond James Bank Deposit Program (“RJBDP”): (12)
Raymond James Bank	$28,711	$21,023	$21,891	37%	31%
Third-party banks	20,379	14,343	15,061	42%	35%
Subtotal RJBDP	49,090	35,366	36,952	39%	33%
Money market funds (13)	—	4,001	—	(100)%	—
Client Interest Program	3,782	2,349	2,528	61%	50%
Total clients’ domestic cash sweep balances	$52,872	$41,716	$39,480	27%	34%

	Three months ended			Six months ended
	March 31, 2020	March 31, 2019	December 31, 2019	March 31, 2020	March 31, 2019
Average yield on RJBDP - third-party banks (14)	1.33%	2.00%	1.64%	1.48%	1.87%

Private Client Group financial advisors	As of			% change from
	March 31, 2020	March 31, 2019	December 31, 2019	March 31, 2019	December 31, 2019
Employees	3,376	3,192	3,331	6%	1%
Independent contractors	4,772	4,670	4,729	2%	1%
Total advisors	8,148	7,862	8,060	4%	1%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Second Quarter Fiscal 2020	(Unaudited)

	Three months ended			% change from
$ in millions	March 31, 2020	March 31, 2019	December 31, 2019	March 31, 2019	December 31, 2019
Net revenues:
Private Client Group	$1,495	$1,271	$1,414	18%	6%
Capital Markets	290	277	268	5%	8%
Asset Management	184	162	184	14%	—
Raymond James Bank	210	212	216	(1)%	(3)%
Other (3) (15)	(44)	—	(8)	NM	(450)%
Intersegment eliminations	(67)	(63)	(65)	NM	NM
Total net revenues	$2,068	$1,859	$2,009	11%	3%

Pre-tax income/(loss):
Private Client Group	$170	$132	$153	29%	11%
Capital Markets	28	41	29	(32)%	(3)%
Asset Management	73	55	73	33%	—
Raymond James Bank	14	136	135	(90)%	(90)%
Other (3) (15)	(46)	(17)	(31)	(171)%	(48)%
Pre-tax income	$239	$347	$359	(31)%	(33)%

	Six months ended
$ in millions	March 31, 2020	March 31, 2019	% change
Net revenues:
Private Client Group	$2,909	$2,627	11%
Capital Markets	558	530	5%
Asset Management	368	336	10%
Raymond James Bank	426	415	3%
Other (3) (15)	(52)	2	NM
Intersegment eliminations	(132)	(120)	NM
Total net revenues	$4,077	$3,790	8%

Pre-tax income/(loss):
Private Client Group	$323	$296	9%
Capital Markets	57	53	8%
Asset Management	146	119	23%
Raymond James Bank	149	246	(39)%
Other (3) (15)	(77)	(35)	(120)%
Pre-tax income	$598	$679	(12)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Second Quarter Fiscal 2020	(Unaudited)

Private Client Group

	Three months ended			% change from
$ in millions	March 31, 2020	March 31, 2019	December 31, 2019	March 31, 2019	December 31, 2019
Revenues:
Asset management and related administrative fees	$833	$638	$782	31%	7%
Brokerage revenues:
Mutual and other fund products	163	145	144	12%	13%
Insurance and annuity products	99	99	101	—	(2)%
Equities, ETFs and fixed income products	122	94	102	30%	20%
Total brokerage revenues	384	338	347	14%	11%
Account and service fees:
Mutual fund and annuity service fees	88	82	90	7%	(2)%
RJBDP fees: (12)
Third-party banks	51	80	58	(36)%	(12)%
Raymond James Bank	48	42	47	14%	2%
Client account and other fees	35	27	29	30%	21%
Total account and service fees	222	231	224	(4)%	(1)%
Investment banking	11	8	11	38%	—
Interest income	45	58	49	(22)%	(8)%
All other	7	9	9	(22)%	(22)%
Total revenues	1,502	1,282	1,422	17%	6%
Interest expense	(7)	(11)	(8)	(36)%	(13)%
Net revenues	1,495	1,271	1,414	18%	6%
Non-interest expenses:
Financial advisor compensation and benefits	915	750	857	22%	7%
Administrative compensation and benefits	245	234	247	5%	(1)%
Total compensation, commissions and benefits	1,160	984	1,104	18%	5%
Non-compensation expenses	165	155	157	6%	5%
Total non-interest expenses	1,325	1,139	1,261	16%	5%
Pre-tax income	$170	$132	$153	29%	11%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Second Quarter Fiscal 2020	(Unaudited)

Private Client Group

	Six months ended
$ in millions	March 31, 2020	March 31, 2019	% change
Revenues:
Asset management and related administrative fees	$1,615	$1,345	20%
Brokerage revenues:
Mutual and other fund products	307	302	2%
Insurance and annuity products	200	203	(1)%
Equities, ETFs and fixed income products	224	197	14%
Total brokerage revenues	731	702	4%
Account and service fees:
Mutual fund and annuity service fees	178	165	8%
RJBDP fees: (12)
Third-party banks	109	148	(26)%
Raymond James Bank	95	83	14%
Client account and other fees	64	60	7%
Total account and service fees	446	456	(2)%
Investment banking	22	15	47%
Interest income	94	114	(18)%
All other	16	16	—
Total revenues	2,924	2,648	10%
Interest expense	(15)	(21)	(29)%
Net revenues	2,909	2,627	11%
Non-interest expenses:
Financial advisor compensation and benefits	1,772	1,553	14%
Administrative compensation and benefits	492	463	6%
Total compensation, commissions and benefits	2,264	2,016	12%
Non-compensation expenses	322	315	2%
Total non-interest expenses	2,586	2,331	11%
Pre-tax income	$323	$296	9%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Second Quarter Fiscal 2020	(Unaudited)

Capital Markets

	Three months ended			% change from
$ in millions	March 31, 2020	March 31, 2019	December 31, 2019	March 31, 2019	December 31, 2019
Revenues:
Brokerage revenues:
Fixed income	$90	$71	$81	27%	11%
Equity	40	32	34	25%	18%
Total brokerage revenues	130	103	115	26%	13%
Investment banking:
Merger & acquisition and advisory	72	121	60	(40)%	20%
Equity underwriting	43	18	39	139%	10%
Debt underwriting	22	17	31	29%	(29)%
Total investment banking	137	156	130	(12)%	5%
Interest income	10	9	8	11%	25%
Tax credit fund revenues	12	14	18	(14)%	(33)%
All other	7	3	3	133%	133%
Total revenues	296	285	274	4%	8%
Interest expense	(6)	(8)	(6)	(25)%	—
Net revenues	290	277	268	5%	8%
Non-interest expenses:
Compensation, commissions and benefits	184	168	166	10%	11%
Non-compensation expenses (4)	78	68	73	15%	7%
Total non-interest expenses	262	236	239	11%	10%
Pre-tax income	$28	$41	$29	(32)%	(3)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Second Quarter Fiscal 2020	(Unaudited)

Capital Markets

	Six months ended
$ in millions	March 31, 2020	March 31, 2019	% change
Revenues:
Brokerage revenues:
Fixed income	$171	$128	34%
Equity	74	74	—
Total brokerage revenues	245	202	21%
Investment banking:
Merger & acquisition and advisory	132	206	(36)%
Equity underwriting	82	45	82%
Debt underwriting	53	34	56%
Total investment banking	267	285	(6)%
Interest income	18	19	(5)%
Tax credit fund revenues	30	33	(9)%
All other	10	7	43%
Total revenues	570	546	4%
Interest expense	(12)	(16)	(25)%
Net revenues	558	530	5%
Non-interest expenses:
Compensation, commissions and benefits	350	326	7%
Non-compensation expenses (4) (5)	151	151	—
Total non-interest expenses	501	477	5%
Pre-tax income	$57	$53	8%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Second Quarter Fiscal 2020	(Unaudited)

Asset Management

	Three months ended			% change from
$ in millions	March 31, 2020	March 31, 2019	December 31, 2019	March 31, 2019	December 31, 2019
Revenues:
Asset management and related administrative fees:
Managed programs	$124	$109	$125	14%	(1)%
Administration and other	53	40	51	33%	4%
Total asset management and related administrative fees	177	149	176	19%	1%
Account and service fees	4	10	5	(60)%	(20)%
All other	3	3	3	—	—
Net revenues	184	162	184	14%	—
Non-interest expenses:
Compensation, commissions and benefits	45	45	45	—	—
Non-compensation expenses (4)	66	62	66	6%	—
Total non-interest expenses	111	107	111	4%	—
Pre-tax income	$73	$55	$73	33%	—

	Six months ended
$ in millions	March 31, 2020	March 31, 2019	% change
Revenues:
Asset management and related administrative fees:
Managed programs	$249	$226	10%
Administration and other	104	84	24%
Total asset management and related administrative fees	353	310	14%
Account and service fees	9	19	(53)%
All other	6	7	(14)%
Net revenues	368	336	10%
Non-interest expenses:
Compensation, commissions and benefits	90	88	2%
Non-compensation expenses (4)	132	129	2%
Total non-interest expenses	222	217	2%
Pre-tax income	$146	$119	23%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Second Quarter Fiscal 2020	(Unaudited)

Raymond James Bank

	Three months ended			% change from
$ in millions	March 31, 2020	March 31, 2019	December 31, 2019	March 31, 2019	December 31, 2019
Revenues:
Interest income	$223	$247	$231	(10)%	(3)%
Interest expense	(18)	(42)	(21)	(57)%	(14)%
Net interest income	205	205	210	—	(2)%
All other	5	7	6	(29)%	(17)%
Net revenues	210	212	216	(1)%	(3)%
Non-interest expenses:
Compensation and benefits	13	12	12	8%	8%
Non-compensation expenses:
Loan loss provision/(benefit)	109	5	(2)	2,080%	NM
RJBDP fees to Private Client Group (12)	48	42	47	14%	2%
All other	26	17	24	53%	8%
Total non-compensation expenses	183	64	69	186%	165%
Total non-interest expenses	196	76	81	158%	142%
Pre-tax income	$14	$136	$135	(90)%	(90)%

	Six months ended
$ in millions	March 31, 2020	March 31, 2019	% change
Revenues:
Interest income	$454	$486	(7)%
Interest expense	(39)	(84)	(54)%
Net interest income	415	402	3%
All other	11	13	(15)%
Net revenues	426	415	3%
Non-interest expenses:
Compensation and benefits	25	23	9%
Non-compensation expenses:
Loan loss provision	107	21	410%
RJBDP fees to Private Client Group (12)	95	83	14%
All other	50	42	19%
Total non-compensation expenses	252	146	73%
Total non-interest expenses	277	169	64%
Pre-tax income	$149	$246	(39)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Second Quarter Fiscal 2020	(Unaudited)

Other

	Three months ended			% change from
$ in millions	March 31, 2020	March 31, 2019	December 31, 2019	March 31, 2019	December 31, 2019
Revenues:
Interest income	$12	$14	$12	(14)%	—
Gains/(losses) on private equity investments (3)	(39)	2	(2)	NM	(1,850)%
All other	—	3	2	(100)%	(100)%
Total revenues	(27)	19	12	NM	NM
Interest expense	(17)	(19)	(20)	(11)%	(15)%
Net revenues	(44)	—	(8)	NM	(450)%
Non-interest expenses (3) (4)	2	17	23	(88)%	(91)%
Pre-tax loss	$(46)	$(17)	$(31)	(171)%	(48)%

	Six months ended
$ in millions	March 31, 2020	March 31, 2019	% change
Revenues:
Interest income	$24	$30	(20)%
Gains/(losses) on private equity investments (3)	(41)	6	NM
All other	2	4	(50)%
Total revenues	(15)	40	NM
Interest expense	(37)	(38)	(3)%
Net revenues	(52)	2	NM
Non-interest expenses (3) (4)	25	37	(32)%
Pre-tax loss	$(77)	$(35)	(120)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Raymond James Bank Selected Key Metrics
Second Quarter Fiscal 2020	(Unaudited)

Raymond James Bank ($ in millions)	As of				% change from
	March 31, 2020		March 31, 2019	December 31, 2019	March 31, 2019	December 31, 2019
Total assets	$33,656		$24,925	$26,469	35%	27%
Total equity	$2,263		$2,136	$2,300	6%	(2)%
Bank loans, net	$21,788		$20,135	$21,296	8%	2%
Allowance for loan losses	$324		$218	$216	49%	50%
Allowance for loan losses as a % of loans held for investment	1.47%		1.08%	1.01%
Total nonperforming assets	$27		$61	$41	(56)%	(34)%
Nonperforming assets as a % of total assets	0.08%		0.25%	0.16%
Total criticized loans	$387		$246	$349	57%	11%
Criticized loans as a % of loans held for investment	1.76%		1.21%	1.64%

Capital ratios:
Tier 1 capital	12.7%	(8)	12.8%	13.3%
Total capital	13.9%	(8)	14.1%	14.5%
Tier 1 leverage	8.1%	(8)	8.6%	8.8%

	Three months ended				% change from
$ in millions	March 31, 2020		March 31, 2019	December 31, 2019	March 31, 2019	December 31, 2019
Bank loan loss provision/(benefit)	$109		$5	$(2)	2,080%	NM
Net charge-offs	$—		$6	$—	(100)%	—

	Six months ended
$ in millions	March 31, 2020		March 31, 2019	% change
Bank loan loss provision	$107		$21	410%
Net charge-offs	$—		$5	(100)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Raymond James Bank Selected Key Metrics
Second Quarter Fiscal 2020	(Unaudited)

Raymond James Bank Net Interest Analysis

	Three months ended
	March 31, 2020			March 31, 2019			December 31, 2019
$ in millions	Average balance	Interest inc./exp.	Average yield/ cost	Average balance	Interest inc./exp.	Average yield/ cost	Average balance	Interest inc./exp.	Average yield/ cost
Interest-earning banking assets:
Cash	$2,052	$5	0.89%	$1,391	$9	2.40%	$1,201	$5	1.64%
Available-for-sale securities	3,443	19	2.28%	2,876	17	2.43%	3,089	18	2.30%
Bank loans, net of unearned income and deferred expenses:
Loans held for investment:
Commercial and industrial loans	8,043	81	3.99%	8,160	97	4.76%	8,078	86	4.15%
Commercial real estate construction loans	181	2	4.58%	197	3	5.70%	233	3	4.87%
Commercial real estate loans	3,735	36	3.81%	3,379	40	4.73%	3,611	37	4.00%
Tax-exempt loans (16)	1,212	8	3.36%	1,280	8	3.34%	1,225	8	3.36%
Residential mortgage loans	4,847	38	3.13%	3,979	34	3.33%	4,641	37	3.19%
Securities-based loans and other	3,469	31	3.60%	3,066	37	4.71%	3,337	34	3.97%
Loans held for sale	142	2	3.85%	144	1	4.26%	161	1	4.06%
Total bank loans, net	21,629	198	3.67%	20,205	220	4.38%	21,286	206	3.85%
Federal Home Loan Bank stock, Federal Reserve Bank stock and other	230	1	2.48%	153	1	4.44%	215	2	3.00%
Total interest-earning banking assets	27,354	223	3.28%	24,625	247	4.04%	25,791	231	3.56%
Total interest-bearing banking liabilities	25,032	18	0.29%	22,397	42	0.77%	23,493	21	0.36%
Excess of interest-earning banking assets over interest-bearing banking liabilities/net interest income	$2,322	$205		$2,228	$205		$2,298	$210
Net interest margin (net yield on interest-earning banking assets)			3.02%			3.35%			3.23%

	Six months ended
	March 31, 2020			March 31, 2019
$ in millions	Average balance	Interest inc./exp.	Average yield/cost	Average balance	Interest inc./exp.	Average yield/cost
Interest-earning banking assets:
Cash	$1,624	$10	1.17%	$1,347	$16	2.32%
Available-for-sale securities	3,265	37	2.29%	2,796	33	2.38%
Bank loans, net of unearned income and deferred expenses:
Loans held for investment:
Commercial and industrial loans	8,061	167	4.07%	7,959	188	4.67%
Commercial real estate construction loans	207	5	4.75%	184	5	5.66%
Commercial real estate loans	3,673	73	3.91%	3,469	81	4.64%
Tax-exempt loans (16)	1,218	16	3.36%	1,282	17	3.34%
Residential mortgage loans	4,743	75	3.16%	3,934	66	3.32%
Securities-based loans and other	3,403	65	3.78%	3,085	73	4.65%
Loans held for sale	151	3	3.97%	165	4	4.90%
Total bank loans, net	21,456	404	3.76%	20,078	434	4.32%
Federal Home Loan Bank stock, Federal Reserve Bank stock and other	222	3	2.74%	161	3	4.19%
Total interest-earning banking assets	26,567	454	3.41%	24,382	486	3.99%
Total interest-bearing banking liabilities	24,258	39	0.32%	22,239	84	0.76%
Excess of interest-earning banking assets over interest-bearing banking liabilities/net interest income	$2,309	$415		$2,143	$402
Net interest margin (net yield on interest-earning banking assets)			3.12%			3.30%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Second Quarter Fiscal 2020	(Unaudited)

Reconciliation of GAAP measures to non-GAAP financial measures

We utilize certain non-GAAP financial measures as additional measures to aid in, and enhance, the understanding of our financial results and related measures. These non-GAAP financial measures have been separately identified in this document. We believe that return on tangible common equity and tangible book value per share are meaningful to investors as they facilitate comparisons of our results to the results of other companies. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of other companies. The following tables provide a reconciliation of GAAP measures to non-GAAP financial measures.

Book value per share	As of
$ in millions, except per share amounts	March 31, 2020	March 31, 2019	December 31, 2019
Total equity attributable to Raymond James Financial, Inc.	$6,798	$6,366	$6,842
Less non-GAAP adjustments:
Goodwill and identifiable intangible assets, net	603	630	609
Deferred tax liabilities, net	(30)	(35)	(31)
Tangible common equity attributable to Raymond James Financial, Inc.	$6,225	$5,771	$6,264
Common shares outstanding	136.8	140.4	138.9
Book value per share (6)	$49.69	$45.34	$49.26
Tangible book value per share (6)	$45.50	$41.10	$45.10

Return on equity	Three months ended			Six months ended
$ in millions	March 31, 2020	March 31, 2019	December 31, 2019	March 31, 2020	March 31, 2019
Average equity (17)	$6,820	$6,255	$6,712	$6,740	$6,292
Less:
Average goodwill and identifiable intangible assets, net	606	632	610	608	634
Average deferred tax liabilities, net	(31)	(35)	(30)	(30)	(34)
Average tangible common equity (17)	$6,245	$5,658	$6,132	$6,162	$5,692

Return on equity (9)	9.9%	16.7%	16.0%	13.0%	16.2%
Return on tangible common equity (9)	10.8%	18.5%	17.5%	14.2%	17.9%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Second Quarter Fiscal 2020

Footnotes

1.
This amount includes cash on hand at the parent, as well as parent cash loaned to Raymond James & Associates (“RJ&A”), which RJ&A has invested on behalf of RJF in cash and cash equivalents or otherwise deployed in its normal business activities.

2.
Earnings per common share is computed by dividing net income (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period.

3.
Other revenues for the three and six months ended March 31, 2020 included $39 million and $41 million, respectively, of private equity valuation losses, which are included in our Other segment. Of these losses, approximately $22 million and $23 million, respectively, were attributable to noncontrolling interests and are presented as an offset in Other expenses.

4.	The offset for the net gain/(loss) attributable to noncontrolling interests is in Other expenses. Prior period results have been conformed to the current presentation.

5.	The six months ended March 31, 2019 included a $15 million loss in our Capital Markets segment on the sale of our operations related to research, sales and trading of European equities.

6.
Book value per share is computed by dividing total equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value per share, computed by dividing tangible common equity by the number of common shares outstanding at the end of each respective period. Tangible common equity is defined as total equity attributable to Raymond James Financial, Inc. less goodwill and intangible assets, net of related deferred taxes.

7.
These are non-GAAP financial measures. See the schedules on the previous pages of this document for a reconciliation of our non-GAAP financial measures to the most directly comparable GAAP measures and for more information on these measures.

8.	Estimated.

9.
Return on equity is computed by dividing annualized net income by average equity for each respective period or, in the case of return on tangible common equity, computed by dividing annualized net income by average tangible common equity for each respective period.

10.	Pre-tax margin is computed by dividing pre-tax income by net revenues for each respective period.

11.	Total compensation ratio is computed by dividing compensation, commissions and benefits expense by net revenues for each respective period.

12.
We earn fees from RJBDP, a multi-bank sweep program in which clients’ cash deposits in their brokerage accounts are swept into interest-bearing deposit accounts at Raymond James Bank and various third-party banks. Fees earned by Private Client Group on Raymond James Bank deposits are eliminated in consolidation.

13.	Money market funds were discontinued as a sweep option during the third fiscal quarter of 2019. Balances in those funds were converted to RJBDP or reinvested by the client.

14.
Average yield on RJBDP - third-party banks is computed by dividing annualized RJBDP fees - third-party banks, which are net of the interest expense paid to clients by the third-party banks, by the average daily RJBDP balance at third-party banks.

15.
The Other segment includes the results of our private equity investments, interest income on certain corporate cash balances, and certain corporate overhead costs of Raymond James Financial, Inc., including the interest costs on our public debt.

16.	The average yield is presented on a tax-equivalent basis for each respective period.

17.
Average equity is computed by adding the total equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two, or in the case of average tangible common equity, computed by adding tangible common equity as of the date indicated to the prior quarter-end total, and dividing by two. For the year-to-date period, computed by adding the total equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated year-to-date period to the beginning of year total, and dividing by three, or in the case of average tangible common equity, computed by adding tangible common equity as of each quarter-end date during the indicated year-to-date period to the beginning of year total, and dividing by three.